Exhibit 99.1

The RealReal Strengthens Capital Structure and Reduces Total Debt

Through Add-on Debt Exchange Transactions

SAN FRANCISCO, August 21, 2025 — The RealReal (Nasdaq: REAL) (the “Company”)—the world’s largest online marketplace for authenticated, resale luxury goods—today announced its entry into additional strategic debt exchange transactions with certain holders of its 1.00% Convertible Senior Notes due 2028 (the “2028 Notes”) for additional 4.00% Convertible Senior Notes due 2031 (the “Additional Notes”), reducing its total indebtedness by over $6 million and extending a significant portion of its remaining 2028 maturities to 2031. Following the exchange of approximately $49.5 million aggregate principal amount of the 2028 Notes in connection with these transactions, less than $50.0 million aggregate principal amount of the 2028 Notes will remain outstanding.

The Additional Notes, together with the $146,685,000 of 4.00% Convertible Senior Notes due 2031 previously issued by the Company on February 10, 2025, will form a single class of $190,079,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2031. These private, separately negotiated debt exchange transactions will be conducted in transactions exempt from registration under the Securities Act of 1933, as amended.

Rati Levesque, President and Chief Executive Officer of The RealReal, stated, “We’re pleased with the transactions we announced today, which reinforce our commitment to strengthening our balance sheet and reducing our debt. With this debt exchange, we have reduced our total indebtedness by over $86 million since the beginning of 2024 and favorably rebalanced our debt maturity cycle. This transaction enhances our flexibility to address the remainder of our 2028 convertible debt. We believe that we remain well-positioned to execute on our strategic pillars and continue to deliver profitable growth.”

Moelis & Company LLC is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to The RealReal in connection with the Exchange Transactions.

About The RealReal Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 40 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.

Investor Relations Contact:

Caitlin Howe

IR@therealreal.com

Press Contact:

Mallory Johnston

PR@therealreal.com

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macroeconomic trends, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and medium-term goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investor.therealreal.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.